UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2016

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2016, Cytokinetics, Incorporated (“Cytokinetics”) received notice that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) in connection with the 2016 amendment to the License and Collaboration Agreement initially executed between Cytokinetics and Astellas Pharma Inc., in 2013 and amended in 2014. In July 2016, the companies expanded the collaboration related to the research, development and commercialization of skeletal muscle activators. With the termination of the applicable waiting period under the HSR Act, the 2016 amendment is deemed effective as of Sept. 26, 2016 and the upfront payment of $65 million from Astellas to Cytokinetics is due and payable within 30 days.

A copy of the press release, titled “Cytokinetics Announces Early Termination of Hart-Scott-Rodino Waiting Period for Expanded Collaboration with Astellas” is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 29, 2016, titled “Cytokinetics Announces Early Termination of Hart-Scott-Rodino Waiting Period for Expanded Collaboration with Astellas.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Dated: September 29, 2016	By:	/s/ Sharon A. Barbari
Sharon A. Barbari
Executive Vice President and Chief Financial Officer

Exhibit List

Exhibit No.	Description

99.1	Press Release, dated September 29, 2016, titled “Cytokinetics Announces Early Termination of Hart-Scott-Rodino Waiting Period for Expanded Collaboration with Astellas.”